As filed with the Securities and Exchange Commission on May 29, 1998
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         METROMEDIA FIBER NETWORK, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              11-3168327
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                   c/o Metromedia Fiber Network Services, Inc.
                           One North Lexington Avenue
                             White Plains, NY 10601
                                 (914) 421-6700
               (Address of Principal Executive Offices) (Zip Code)

                         METROMEDIA FIBER NETWORK, INC.
                            1998 INCENTIVE STOCK PLAN

                           (Full titles of the plans)


                                Arnold L. Wadler
                             c/o Metromedia Company
                              One Meadowlands Plaza
                            East Rutherford, NJ 07073
                     (Name and address of agent for service)
                                 (201) 531-8050
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


Title of Each Class of              Amount to be       Proposed Maximum Offering         Proposed Maximum            Amount of
Securities to be Registered          Registered             Price Per Share          Aggregate Offering Price     Registration Fee
==============================  ==================== =============================  ==========================  ====================
Class A Common Stock,
par value $0.01 per share                  2,254,500                      $39.25 (1)            $88,489,125.00            $26,104.29
Class A Common Stock,
par value $0.01 per share                145,500 (2)                      $34.375               $ 5,001,562.50            $ 1,475.46
Class A Common Stock,
par value $0.01 per share                 20,000 (3)                      $29.125               $   582,500.00            $   171.84
Class A Common Stock,
par value $0.01 per share                 80,000 (4)                      $31.875               $ 2,550,000.00            $   752.25
------------------------------  -------------------- -----------------------------  --------------------------  --------------------
Total                                  2,500,000 (5)                                            $96,623,187.50            $28,503.84
==============================  ==================== =============================  ==========================  ====================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Class A Common Stock, $.01 per share par value ("Class A Common Stock") of Metromedia Fiber Network, Inc. (the "Company") as reported by the NASDAQ National Market System, the automated quotation system of the National Association of Securities Dealers, Inc, on May 22, 1998.

(2) Consists of shares of Class A Common Stock with respect to which options have been granted under stock option agreements at an exercise price of $34.375.

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                                                                               2

(3) Consists of shares of Class A Common Stock with respect to which options have been granted under stock option agreements at an exercise price of $29.125.

(4) Consists of shares of Class A Common Stock with respect to which options have been granted under stock option agreements at an exercise price of $31.875.

(5) Consists of 2,500,000 shares of Class A Common Stock to be issued to certain directors, key employees and officers of Metromedia Fiber Network, Inc. or any of its subsidiaries upon the exercise by such persons of options granted to them pursuant to the Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


         The Section 10(a) prospectuses being delivered by Metromedia Fiber Network, Inc. (the "Company") to participants in the Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") which have been reserved for issuance pursuant to the Plan. The information regarding the Plan required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed by Metromedia Fiber Network, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-23269).

         2. The Company's Current Report on Form 8-K filed March 23, 1998 (File No. 0-23269).

         3. The description of the Company's Class A Common Stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A, dated October 28, 1997, including any amendment or report filed for the purpose of updating such description (File No. 0-23269).

         All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of the members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Charter contains such a provision.

         The Company's Charter further provides that the Company shall indemnify its officers and directors and, to the extent authorized by the Board of Directors, employees and agents of the Company, to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibits
--------

4.1 -- Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

4.2 -- Amended and Restated By-laws of the Company (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

5.1 -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Class A Common Stock being registered.

23.1 --  Consent of Ernst & Young, LLP.

23.2 --  Consent of M.R. Weiser & Co., LLP.

23.3 --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
         Exhibit 5).

24   --  Power of Attorney (included on signature page).

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 29, 1998.


                                     METROMEDIA FIBER NETWORK, INC.


                                     By: /s/ Stephen A. Garofalo
                                     ---------------------------
                                     Stephen A. Garofalo
                                     Chairman of the Board, Chief Executive
                                     Officer and Secretary

         We, the undersigned officers and directors of Metromedia Fiber Network, Inc. hereby severally constitute Arnold L. Wadler, Howard Finkelstein and Stephen A. Garofalo our true and lawful attorneys, and each of them singly, with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Metromedia Fiber Network, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


       Signatures                   Title or Capacities                 Date
       ----------                   -------------------                 ----

/s/ Stephen A. Garofalo       Chairman of the Board, Chief          May 29, 1998
-----------------------       Executive Officer and Secretary
Stephen A. Garofalo

/s/ Howard M. Finkelstein     President, Chief Operating            May 29, 1998
-------------------------     Officer and Director
Howard M. Finkelstein

/s/ Gerard Benedetto          Vice President, Chief Financial       May 29, 1998
--------------------          Officer and Chief Accounting
Gerard Benecetto              Officer

       Signatures                   Title or Capacities                 Date
       ----------                   -------------------                 ----

/s/ Vincent A. Gallucio       Senior Vice President and             May 29, 1998
-----------------------       Director
Vincent A. Gallucio

/s/ Silvia Kessel             Director                              May 29, 1998
-----------------
Silvia Kessel

/s/ John W. Kluge             Director                              May 29, 1998
-----------------
John W. Kluge

/s/ David Rockefeller         Director                              May 29, 1998
---------------------
David Rockefeller

/s/ Stuart Subotnick          Director                              May 29, 1998
--------------------
Stuart Subotnick

/s/ Arnold L. Wadler          Director                              May 29, 1998
--------------------
Arnold L. Wadler

/s/ Leonard White             Director                              May 29, 1998
-----------------
Leonard White

                                INDEX TO EXHIBITS
                                -----------------

Exhibits
--------

4.1 -- Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

4.2 -- Amended and Restated By-laws of the Company (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 333- 33653)).

5.1 -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Class A Common Stock being registered.

23.1 --  Consent of Ernst & Young, LLP.

23.2 --  Consent of M.R. Weiser & Co., LLP.

23.3 --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
         Exhibit 5).

24   --  Power of Attorney (included on signature page).